Exhibit 99.1

FOR IMMEDIATE RELEASE                Contact:
Mike Van Handel
+1.414.906.6305
michael.vanhandel@manpowergroup.com

ManpowerGroup Reports 2nd Quarter and First Half 2015 Results

MILWAUKEE, July 21, 2015 -- ManpowerGroup (NYSE: MAN) today reported that net earnings per diluted share for the three months ended June 30, 2015 were $1.33 compared to $1.35 in the prior year period. Net earnings in the second quarter were $105.7 million compared to $109.8 million a year earlier. Revenues for the second quarter were $4.9 billion, a decrease of 9 percent from the prior year period.
Financial results in the quarter were significantly impacted by the stronger U.S. dollar relative to several foreign currencies compared to the prior year period. On a constant currency basis, revenues increased 7% and earnings per share increased 16%. Earnings per share in the quarter were negatively impacted 23 cents by changes in the foreign currencies compared to the prior year.
ManpowerGroup CEO Jonas Prising, said, “We are pleased with our strong second quarter results, capping off a good first half of 2015. The labor markets continue to improve across the globe, although at a slow and uneven pace in some countries.
“It is rewarding for our team to experience solid growth in a number of our geographies, with very strong growth in Italy, Mexico, Spain and the UK. With our market leading brands and solutions we are well placed to take advantage of profitable growth opportunities also in the second half of the year.
“We are anticipating the third quarter of 2015 diluted earnings per share to be in the range of $1.50 to $1.58, which includes an estimated unfavorable currency impact of 24 cents,” Prising stated.
Net earnings per diluted share for the six months ended June 30, 2015 were $2.16 compared to $2.21 in 2014. Net earnings for the period were $171.4 million compared to $179.9 million in the prior year. Revenues for the six-month period were $9.4 billion, a decrease of 8 percent from the prior year or an increase of 7 percent in constant currency. Foreign currency exchange rates had an unfavorable impact of 39 cents for the six-month period.
In conjunction with its second quarter earnings release, ManpowerGroup will broadcast its conference call live over the Internet on July 21, 2015 at 7:30 a.m. CDT (8:30 a.m. EDT). Interested parties are invited to listen to the webcast and view the presentation by logging on to http://www.manpowergroup.com in the section titled “Investor Relations.”
Supplemental financial information referenced in the conference call can be found at http://www.manpowergroup.com.

About ManpowerGroup™
ManpowerGroup® (NYSE: MAN) is the world’s workforce expert, creating innovative workforce solutions for more than 65 years. As workforce experts, we connect more than 600,000 people to meaningful work across a wide range of skills and industries every day. Through our ManpowerGroup family of brands - Manpower®, Experis®, Right Management ® and ManpowerGroup® Solutions - we help more than 400,000 clients in 80 countries and territories address their critical talent needs, providing comprehensive solutions to resource, manage and develop talent. In 2015, ManpowerGroup was named one of the World’s Most Ethical Companies for the fifth consecutive year and one of Fortune’s Most Admired Companies, confirming our position as the most trusted and admired brand in the industry. See how ManpowerGroup makes powering the world of work humanly possible: www.manpowergroup.com

Forward-Looking Statements
This news release contains statements, including earnings projections, that are forward-looking in nature and, accordingly, are subject to risks and uncertainties regarding the Company’s expected future results. The Company’s actual results may differ materially from those described or contemplated in the forward-looking statements. Factors that may cause the Company’s actual results to differ materially from those contained in the forward-looking statements can be found in the Company’s reports filed with the SEC, including the information under the heading ‘Risk Factors’ in its Annual Report on Form 10-K for the year ended December 31, 2014, which information is incorporated herein by reference.

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ManpowerGroup
Results of Operations
(In millions, except per share data)

	Three Months Ended June 30
			% Variance
			Amount	Constant
	2015	2014	Reported	Currency
	(Unaudited)
Revenues from services (a)	$4,861.3	$5,321.7	-8.7%	6.6%
Cost of services	4,030.7	4,424.4	-8.9%	6.6%
Gross profit	830.6	897.3	-7.4%	6.7%
Selling and administrative expenses	651.9	709.9	-8.2%	5.2%
Operating profit	178.7	187.4	-4.7%	12.5%
Interest and other expenses	7.2	7.9	-9.2%
Earnings before income taxes	171.5	179.5	-4.5%	12.3%
Provision for income taxes	65.8	69.7	-5.8%
Net earnings	$105.7	$109.8	-3.7%	12.6%
Net earnings per share - basic	$1.35	$1.37	-1.5%
Net earnings per share - diluted	$1.33	$1.35	-1.5%	15.6%
Weighted average shares - basic	78.3	79.9	-1.9%
Weighted average shares - diluted	79.3	81.4	-2.5%

(a) Revenues from services include fees received from our franchise offices of $6.0 million and $6.4 million for the three months ended June 30, 2015 and 2014, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $276.3 million and $286.6 million for the three months ended June 30, 2015 and 2014, respectively.

ManpowerGroup
Operating Unit Results
(In millions)

	Three Months Ended June 30
			% Variance
			Amount	Constant
	2015	2014	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (a)	$762.6	$775.9	-1.7%	-1.7%
Other Americas	368.1	375.2	-1.9%	14.4%
	1,130.7	1,151.1	-1.8%	3.5%
Southern Europe:
France	1,202.6	1,412.1	-14.8%	5.5%
Italy	319.3	313.9	1.7%	25.9%
Other Southern Europe	244.3	243.0	0.6%	20.9%
	1,766.2	1,969.0	-10.3%	10.6%
Northern Europe	1,335.6	1,527.8	-12.6%	4.5%
APME	556.6	594.0	-6.3%	5.7%
Right Management	72.2	79.8	-9.6%	-1.5%
	$4,861.3	$5,321.7	-8.7%	6.6%
Operating Unit Profit:
Americas:
United States	$41.7	$29.7	40.3%	40.3%
Other Americas	14.5	14.0	3.3%	19.7%
	56.2	43.7	28.5%	33.7%
Southern Europe:
France	66.9	71.9	-6.9%	15.4%
Italy	19.8	18.3	8.0%	33.7%
Other Southern Europe	6.3	5.7	9.0%	29.7%
	93.0	95.9	-3.1%	19.8%
Northern Europe	35.8	46.2	-22.5%	-9.9%
APME	18.5	21.0	-11.4%	-0.9%
Right Management	11.7	12.7	-8.5%	-4.0%
	215.2	219.5
Corporate expenses	(28.9)	(23.7)
Intangible asset amortization expense	(7.6)	(8.4)
Operating profit	178.7	187.4	-4.7%	12.5%
Interest and other expenses (b)	(7.2)	(7.9)
Earnings before income taxes	$171.5	$179.5

(a) In the United States, revenues from services include fees received from our franchise offices of $3.9 million for both the three months ended June 30, 2015 and 2014. These fees are primarily based on revenues generated by the franchise offices, which were $184.6 million and $190.3 million for the three months ended June 30, 2015 and 2014, respectively.

(b) The components of interest and other expenses were:
	2015	2014
Interest expense	$8.2	$9.3
Interest income	(0.7)	(1.1)
Foreign exchange gain	—	(0.9)
Miscellaneous (income) expense, net	(0.3)	0.6
	$7.2	$7.9

ManpowerGroup
Results of Operations
(In millions, except per share data)

	Six Months Ended June 30
			% Variance
			Amount	Constant
	2015	2014	Reported	Currency
	(Unaudited)
Revenues from services (a)	$9,403.5	$10,225.7	-8.0%	6.6%
Cost of services	7,810.9	8,511.9	-8.2%	6.6%
Gross profit	1,592.6	1,713.8	-7.1%	6.7%
Selling and administrative expenses	1,291.1	1,399.5	-7.7%	5.1%
Operating profit	301.5	314.3	-4.1%	14.1%
Interest and other expenses	17.8	17.1	4.4%
Earnings before income taxes	283.7	297.2	-4.6%	13.3%
Provision for income taxes	112.3	117.3	-4.4%
Net earnings	$171.4	$179.9	-4.7%	12.7%
Net earnings per share - basic	$2.18	$2.25	-3.1%
Net earnings per share - diluted	$2.16	$2.21	-2.3%	15.4%
Weighted average shares - basic	78.5	79.9	-1.7%
Weighted average shares - diluted	79.5	81.4	-2.3%

(a) Revenues from services include fees received from our franchise offices of $11.5 million and $11.9 million for the six months ended June 30, 2015 and 2014, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $526.2 million and $543.2 million for the six months ended June 30, 2015 and 2014, respectively.

ManpowerGroup
Operating Unit Results
(In millions)

	Six Months Ended June 30
			% Variance
			Amount	Constant
	2015	2014	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (a)	$1,487.7	$1,496.4	-0.6%	-0.6%
Other Americas	727.4	725.8	0.2%	15.2%
	2,215.1	2,222.2	-0.3%	4.6%
Southern Europe:
France	2,243.4	2,629.4	-14.7%	4.9%
Italy	589.4	588.6	0.1%	23.2%
Other Southern Europe	470.5	473.0	-0.5%	18.8%
	3,303.3	3,691.0	-10.5%	9.6%
Northern Europe	2,658.9	2,991.7	-11.1%	6.0%
APME	1,089.7	1,167.7	-6.7%	3.9%
Right Management	136.5	153.1	-10.8%	-3.1%
	$9,403.5	$10,225.7	-8.0%	6.6%
Operating Unit Profit:
Americas:
United States	$59.1	$43.1	37.1%	37.1%
Other Americas	27.3	26.6	2.5%	17.5%
	86.4	69.7	23.9%	29.6%
Southern Europe:
France	117.2	123.1	-4.8%	17.5%
Italy	33.8	30.9	9.3%	34.9%
Other Southern Europe	11.0	10.3	7.1%	27.1%
	162.0	164.3	-1.4%	21.4%
Northern Europe	69.1	84.6	-18.4%	-4.5%
APME	37.3	41.2	-9.4%	0.8%
Right Management	17.3	21.0	-17.6%	-13.0%
	372.1	380.8
Corporate expenses	(55.6)	(49.9)
Intangible asset amortization expense	(15.0)	(16.6)
Operating profit	301.5	314.3	-4.1%	14.1%
Interest and other expenses (b)	(17.8)	(17.1)
Earnings before income taxes	$283.7	$297.2

(a) In the United States, revenues from services include fees received from our franchise offices of $7.3 million for both the six months ended June 30, 2015 and 2014. These fees are primarily based on revenues generated by the franchise offices, which were $353.3 million and $359.4 million for the six months ended June 30, 2015 and 2014, respectively.

(b) The components of interest and other expenses were:
	2015	2014
Interest expense	$16.2	$17.9
Interest income	(1.2)	(2.0)
Foreign exchange loss (gain)	0.7	(2.1)
Miscellaneous expenses, net	2.1	3.3
	$17.8	$17.1

ManpowerGroup
Consolidated Balance Sheets
(In millions)

	Jun. 30	Dec. 31
	2015	2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$465.9	$699.2
Accounts receivable, net	4,214.2	4,134.5
Prepaid expenses and other assets	261.5	147.8
Future income tax benefits	51.2	52.2
Total current assets	4,992.8	5,033.7
Other assets:
Goodwill	1,083.6	1,075.2
Intangible assets, net	275.0	286.8
Other assets	581.7	637.7
Total other assets	1,940.3	1,999.7
Property and equipment:
Land, buildings, leasehold improvements and equipment	605.9	633.5
Less: accumulated depreciation and amortization	466.3	484.4
Net property and equipment	139.6	149.1
Total assets	$7,072.7	$7,182.5
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,623.4	$1,542.7
Employee compensation payable	175.9	204.5
Accrued liabilities	494.2	493.3
Accrued payroll taxes and insurance	583.1	622.4
Value added taxes payable	447.6	466.3
Short-term borrowings and current maturities of long-term debt	39.5	45.2
Total current liabilities	3,363.7	3,374.4
Other liabilities:
Long-term debt	390.7	423.9
Other long-term liabilities	460.3	441.2
Total other liabilities	851.0	865.1
Shareholders' equity:
Common stock	1.1	1.1
Capital in excess of par value	3,128.3	3,084.2
Retained earnings	1,777.1	1,667.8
Accumulated other comprehensive loss	(217.7)	(155.2)
Treasury stock, at cost	(1,830.8)	(1,654.9)
Total shareholders' equity	2,858.0	2,943.0
Total liabilities and shareholders' equity	$7,072.7	$7,182.5

ManpowerGroup
Consolidated Statements of Cash Flows
(In millions)

	Six Months Ended
	June 30
	2015	2014
	(Unaudited)
Cash Flows from Operating Activities:
Net earnings	$171.4	$179.9
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	37.6	43.2
Deferred income taxes	45.5	5.0
Provision for doubtful accounts	9.0	10.3
Share-based compensation	14.8	23.9
Excess tax benefit on exercise of share-based awards	(0.8)	(2.9)
Changes in operating assets and liabilities, excluding the impact of acquisitions:
Accounts receivable	(280.1)	(223.6)
Other assets	(94.0)	(99.1)
Other liabilities	135.4	47.3
Cash provided by (used in) operating activities	38.8	(16.0)
Cash Flows from Investing Activities:
Capital expenditures	(20.1)	(20.6)
Acquisitions of businesses, net of cash acquired	(30.4)	(23.7)
Proceeds from sales of property and equipment	3.5	0.3
Cash used in investing activities	(47.0)	(44.0)
Cash Flows from Financing Activities:
Net change in short-term borrowings	(1.8)	15.9
Proceeds from long-term debt	0.1	—
Repayments of long-term debt	(1.5)	(1.2)
Proceeds from share-based awards	29.1	18.9
Other share-based award transactions, net	(6.3)	(6.1)
Repurchases of common stock	(168.7)	(16.7)
Dividends paid	(62.1)	(39.0)
Cash used in financing activities	(211.2)	(28.2)
Effect of exchange rate changes on cash	(13.9)	(10.9)
Change in cash and cash equivalents	(233.3)	(99.1)
Cash and cash equivalents, beginning of period	699.2	737.6
Cash and cash equivalents, end of period	$465.9	$638.5